Exhibit 23(d)
                                     Investment Advisory Agreement
                                                  and
                                     Sub-Advisory Agreement among
                                       Maxim Series Fund, Inc.,
                            GW Capital Management, LLC and Pareto Partners

                                            INVESTMENT ADVISORY AGREEMENT


         INVESTMENT ADVISORY AGREEMENT made this 5th day of December, 1997, by and between Maxim Series Fund, Inc., a Maryland corporation ("the Fund"), and GW Capital Management, LLC, a Colorado Limited Liability Company registered as an investment adviser under the Investment Advisers Act of 1940 ("the Adviser"), whereby the Adviser will act as investment adviser to the Fund as follows:
                                                      ARTICLE I
                                                Duties of the Adviser
         The Fund hereby employs the Adviser to act as the investment adviser to and manager of the Fund, and, subject to the review of the Board of Directors of the Fund ("the Board"), to manage the investment and reinvestment of the assets of its existing portfolio and of each portfolio it may create in the future ("the Portfolios") and to administer its affairs, for the period and on the terms and conditions set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth for the compensation provided for herein. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.
         A. Investment Advisory Services. In carrying out its obligations to manage the investment and reinvestment of the assets of the Fund, the Adviser shall, when appropriate and consistent with the limitations set forth in Section C hereof:
                  (a) perform research and obtain and evaluate pertinent economic, statistical, and financial data relevant to the investment policies of the Fund;
                  (b) consult with the Board and furnish to the Board recommendations with respect to an overall investment plan for approval, modification, or rejection by the Board;
                  (c) seek out, present, and recommend specific investment opportunities, consistent with any overall investment plan approved by the Board;
                  (d) take such steps as are necessary to implement any overall investment plan approved by the Board, including making and carrying out decisions to acquire or dispose of permissible investments, management of investments and any other property of the Fund, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;
                  (e) regularly report to the Board with respect to the implementation of any approved overall investment plan and any other activities in connection with management of the assets of the Account;

               (f)   maintain  all  required   accounts,   records,   memoranda,
          instructions  or   authorizations   relating  to  the  acquisition  or
          disposition of investments for the Fund; and

               (g)  determine  the net asset  value of the Fund as  required  by applicable law. If, in the judgment of the Adviser, the Fund would be benefited by supplemental investment research from other persons or entities, outside the context of a specific brokerage transaction, the Adviser is authorized to obtain and pay a reasonable flat fee for such information. Supplemental investment research shall be limited to statistical and other factual information, advice regarding economic factors and trends, and advice as to occasional transactions in specific securities, and shall not involve general advice or recommendations regarding the purchase or sale of securities. The expense of the Adviser may not be necessarily reduced as a result of the receipt of such supplement information. The Adviser shall regularly report to the Board when it has secured or, where time permits, intends to secure said supplemental investment research. It is understood and agreed that the Board retains the right to limit the scope of or to disapprove of said research.

         B. Administrative Services. In addition to the performance of investment advisory services, the Adviser shall perform, or supervise the performance of, administrative services in connection with the management of the Fund and the Portfolios, including all financial reporting for the Fund. In this connection, the Adviser agrees to (i) assist in supervising all aspects of the Fund's operations, including the coordination of all matters relating to the functions of the custodian, transfer agent or other shareholder service agents, if any, accountants, attorneys and other parties performing services or operational functions for the Fund, (ii) provide the Fund, at the Adviser's expense, with services of persons, who may be the Adviser's managers, competent to perform such administrative and clerical functions as are necessary in order to provide effective administration of the Fund, including duties in connection with certain reports and the maintenance of certain books and records of the Fund, and (ii) provide the Fund, at the Adviser's expense, with adequate office space and related services necessary for its operations as contemplated in this Agreement. Nothing contained herein will be construed to restrict the Fund's right to hire its own employees or to contract for services to be performed by third parties.
         C. Limitations on Advisory Services. The Adviser shall perform the services under this Agreement subject to the review of the Board and in a manner consistent with the investment objectives, policies, and restrictions of the Fund as stated in its Registration Statement, as amended from time to time, filed with the Securities and Exchange Commission, its Articles of Incorporation and Bylaws, as amended from time to time and the provisions of the Investment Company Act of 1940, as amended (the "Investment Company Act").
         The Fund has furnished or will furnish the Adviser with copies of the Fund's Prospectus, Articles of Incorporation, and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish the Adviser with copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Adviser will be entitled to rely on all documents furnished by the Fund.
                                                     ARTICLE II
                                             Compensation of the Adviser
         A. Investment Advisory Fee. As compensation for its services to the Fund, the Adviser receives monthly compensation at the annual rate of 0.46% of the average daily net assets of the Money Market Portfolio; 0.50% of the average daily net assets of the Zero-Coupon Treasury Portfolio; 0.53% of the average daily net assets of the Maxim Vista Growth & Income Portfolio; 0.60% of the average daily net assets of each of the Bond Portfolio, the Investment Grade Bond Portfolio, the U.S. Government Securities Portfolio, the Total Return Portfolio, the Stock Index Portfolio, the U.S. Government Mortgage Securities Portfolio, the Small-Cap Index Portfolio, the Growth Index Portfolio, the Value Index Portfolio and the Short-Term Maturity Bond Portfolio; 0.80% of the average daily net assets of the Maxim T. Rowe Price Equity/Income Portfolio; 0.90% of the average daily net assets of the Corporate Bond Portfolio; 0.95% of the average daily net assets of each of the Mid-Cap Portfolio and the Maxim INVESCO Small-Cap Growth Portfolio; and 1.00% of the average daily net assets of each of the Maxim INVESCO Balanced Portfolio, Small-Cap Value Portfolio, the Maxim INVESCO ADR Portfolio, the Foreign Equity Portfolio, the Small-Cap Aggressive Growth Portfolio and the International Equity Portfolio. As compensation for its services with respect to the Fund, the Adviser receives monthly compensation at the annual rate of 1.00% of the average daily net assets of each of the Maxim Blue Chip and Maxim MidCap Growth Portfolios. As compensation for its services with respect to the Fund, the Adviser receives monthly compensation at the annual rate of 0.25% of the average daily net assets of each of the Maxim Aggressive Profile, Maxim Moderately Aggressive Profile, Maxim Moderate Profile, Maxim Moderately Conservative Profile and Maxim Conservative Profile Portfolios.
         B. Allocation of Expenses. Except with respect to the Portfolios indicated below, the Adviser shall be responsible for all expenses incurred in performing the services set forth in this Agreement and all other expenses, and the Fund shall pay only extraordinary expenses, including the cost of litigation.
         With respect to the Small-Cap Value, MidCap, Small-Cap Aggressive Growth, Foreign Equity, Maxim T. Rowe Price Equity/Income, Maxim INVESCO Small-Cap Growth, Maxim INVESCO ADR, International Equity, Maxim MidCap Growth and Maxim Blue Chip Portfolios:

                  (a) The Adviser shall be responsible for all of its expenses incurred in performing the services set forth in Article I hereunder. Such expenses include, but are not limited to, costs incurred in providing investment advisory services; compensating and furnishing office space for managers and employees of the Adviser connected with investment and economic research, trading, and investment management of the Fund; and paying all fees of all directors of the Fund who are affiliated persons of the Adviser or any of its subsidiaries.
                  (b) The Fund pays all other expenses incurred in its operation and all of its general administrative expenses, including, but not limited to, redemption expenses, expenses of portfolio transactions, shareholder servicing costs, pricing costs (including the daily calculation of net asset value), interest, charges of the custodian and transfer agent, if any, cost of auditing services, directors' fees, legal expenses, state franchise and other taxes, expenses of registering the shares under Federal and state securities laws, Securities and Exchange Commission fees, advisory fees, insurance premiums, costs of maintenance of corporate existence, investor services (including allocable personnel and telephone expenses), costs of printing proxies, stock certificates, costs of corporate meetings, and any extraordinary expenses, including litigation costs. Accounting services are provided for the Fund by the Adviser and the Fund shall reimburse the Adviser for its costs in connection therewith.
         C. Notwithstanding the second paragraph of Section B, above, with respect to the following Portfolios of the Fund, the Adviser shall pay Expenses which exceed an annual rate of: 1.35% of the average daily net assets of the Small-Cap Value Portfolio; 1.10% of the average daily net assets of the Mid-Cap and Maxim INVESCO Small-Cap Growth Portfolios; 1.30% of the average daily net assets of the Small-Cap Aggressive Growth Portfolio; 0.95% of the Maxim T. Rowe Price Equity/Income Portfolio; 1.50% of the Maxim INVESCO ADR, Foreign Equity and International Equity Portfolios. For purposes of this Section C, "Expenses" with respect to a Portfolio shall mean the sum of (a) the investment advisory fee described in Section A, above, for such Portfolio, and (b) expenses to be paid directly by the Fund, as described in clause (b) of the second paragraph of Section B, above, with respect to such Portfolio. Notwithstanding the second paragraph of Section B, above, with respect to the following Portfolios of the Fund the Adviser shall pay Expenses which exceed an annual rate of: 1.05% of the average daily net assets of the Maxim MidCap Growth Portfolio and 1.15% of the average daily net assets of the Maxim Blue Chip Portfolio.


                                                     ARTICLE III
                                        Portfolio Transactions and Brokerage
         The Adviser agrees to determine the securities to be purchased or sold by the Portfolios, subject to the provisions of Article I, and to place orders pursuant to its determinations, either directly with the issuer, with any broker-dealer or underwriter that specializes in the securities for which the order is made, or with any other broker or dealer selected by the Adviser, subject to the following limitations.
         The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund and will use its best efforts to obtain the most favorable net results and execution of the Fund's orders, taking into account all appropriate factors, including price, dealer spread or commission, if any, size of the transaction, and difficulty of the transaction. In evaluating the net results of brokerage services offered by brokers or dealers that also provide supplemental investment research to the Adviser for a flat fee (see Article I) the Adviser need not take such a flat fee into consideration.
         If, in the judgment of the Adviser, the Fund would be benefited by supplemental investment research in addition to such research furnished for a flat fee, the Adviser is authorized to pay spreads or commissions to brokers or dealers furnishing such services in excess of spreads or commissions which another broker or dealer may charge for the same transaction. The expenses of the Adviser may not necessarily be reduced as a result of receipt of such supplemental information.
         Subject to the above requirements and the provisions of the Investment Company Act of 1940, the Securities Exchange Act of 1934, other applicable provisions of law, and the terms of any exemption(s) therefrom, nothing shall prohibit the Adviser from selecting brokers or dealers with which it or the Fund are affiliated.
                                                     ARTICLE IV
                                              Activities of the Adviser
         The services of the Adviser to the Fund under this Investment Advisory Agreement are not to be deemed exclusive and the Adviser will be free to render similar services to others so long as its services under this Investment Advisory Agreement are not impaired. It is understood that directors, officers, employees and shareholders of the Fund are or may become interested in the Adviser, as managers, employees or members or otherwise and that managers, employees or members of the Adviser are or may become similarly interested in the Fund, and that the Adviser is or may become interested in the Fund as shareholder or otherwise.
         It is agreed that the Adviser may use any supplemental investment research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts. The Adviser or its subsidiaries may use such information in managing their own accounts. Conversely, such supplemental information obtained by the placement of business for the Adviser or other entities advised by the Adviser will be considered by and may be useful to the Adviser in carrying out its obligations to the Fund.
         Securities held by the Fund may also be held by separate accounts or other mutual funds for which the Adviser acts as an adviser or by the Adviser or its subsidiaries. Because of different investment objectives or other factors, a particular security may be bought by the Adviser or its subsidiaries or for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for the Fund or other entities for which the Adviser or its subsidiaries act as investment adviser or for their advisory clients arise for consideration at or about the same time, the Fund agrees that the Adviser may make transactions in such securities, insofar as feasible, for the respective entities and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Adviser during the same period may increase the demand for securities being purchased or the supply of securities being sold, the Fund recognizes that there may be an adverse effect on price.
         It is agreed that, on occasions when the Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other accounts or companies, it may, to the extent permitted by applicable laws and regulations, but will not be obligated to, aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other accounts or companies in order to obtain favorable execution and low brokerage commissions. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and to such other accounts or companies. The Fund recognizes that in some cases this procedure may adversely affect the size of the position obtainable for a Fund portfolio.
                                                      ARTICLE V
                                           Effectiveness of the Agreement
         This Investment Advisory Agreement shall not become effective (and the Adviser shall not serve or act as investment adviser) unless and until it is approved by the Board including a majority of directors who are not parties to this Agreement or interested persons of any such party to this Agreement, and by the sole shareholder; and this Agreement shall come into full force and effect on the date on which it is so approved.
                                                     ARTICLE VI
                                                Term of the Agreement
         This Investment Advisory Agreement shall remain in effect until the earlier of one year from its effective date or the date of the first annual or special meeting of shareholders of the Fund and shall continue so long as such continuance is specifically approved by a majority of the outstanding shares of the Fund at that time and at least annually thereafter (a) by the vote of the majority of the Board, or by vote of a majority of the outstanding shares of the Fund, including a majority of the outstanding shares of each Portfolio, and (b) by the vote of a majority of the members of the Board, who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In connection with such approvals, the Board shall request and evaluate, and the Adviser shall furnish, such information as may be reasonably necessary to evaluate the terms of this Agreement. This Agreement:
         (a) shall not be terminated by the Adviser without sixty days' prior written notice and without the prior approval of a new investment advisory agreement by vote of a majority of the outstanding shares of the Fund;
         (b) shall be subject to termination, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to the Adviser;
         (c) shall not be amended without specific approval of such amendment by (i) the Board, or by the vote of a majority of the outstanding shares of the Fund, including a majority of the outstanding shares of each Portfolio, and (ii) a majority of those directors who are not parties to this Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval; and
         (d)      shall automatically terminate upon assignment by either party.
                                                     ARTICLE VII
                                                    Recordkeeping
         The Adviser agrees that all accounts and records which it maintains for the Fund shall be the property of the Fund and that it will surrender promptly to the designated officers of the Fund any or all such accounts and records upon request. The Adviser further agrees to preserve for the period prescribed by the rules and regulations of the Securities and Exchange Commission all such records as are required to be maintained pursuant to said rules. The Adviser also agrees that it will maintain all records and accounts regarding the investment activities of the Fund in a confidential manner. All such accounts or records shall be made available, within five (5) business days of the request, to the Fund's accountants or auditors during regular business hours at the Adviser's offices upon reasonable prior written notice. In addition, the Adviser will provide any materials, reasonably related to the investment advisory services provided hereunder, as may be reasonably requested in writing by the directors or officers of the Fund or as may be required by any governmental agency having jurisdiction.


                                                    ARTICLE VIII
                                              Liability of the Adviser
         In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties on the part of the Adviser (or its managers, agents, employees, members, and any other person or entity affiliated with the Adviser or retained by it to perform or assist in the performance of its obligations under this Agreement), neither the Adviser nor any of its managers, employees or agents shall be subject to liability to the Fund or to any shareholder for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation any error of judgment or mistake of law or for any loss suffered by the Fund or any shareholder in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.
                                                     ARTICLE IX
                                                    Governing Law
         This Investment Advisory Agreement is subject to the provisions of the Investment Company Act, as amended, and the rules and regulations of the
Securities and Exchange Commission thereunder, including such exemptions therefrom as the Securities and Exchange Commission may grant. Words and phrases used herein shall be interpreted in accordance with that Act and those rules and regulations. As used with respect to the Fund or any of its Portfolios, the term "majority of the outstanding shares" means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares.

         IN WITNESS WHEREOF, the parties have caused this Investment Advisory Agreement to be signed by their respective officials duly authorized, as of the day and year first above written.

                                            MAXIM SERIES FUND, INC.


                                            By:       /s/ J.D. Motz
                                                     President
Witness:

/s/ B.A. Byrne
Secretary

                                            GW CAPITAL MANGEMENT, LLC


                                            By:       /s/ J.T. Hughes
                                            Title:   President
Witness:

/s/ D.G. McLeod
Treasurer

                                     Amendment to
                              Investment Advisory Agreement
                             between Maxim Series Fund, Inc.
                             and G W Capital Management, LLC

     The following amendment is made to the Investment Advisory Agreement between Maxim Series Fund, Inc. and G W Capital Management, Inc. dated December 5, 1997, (the Agreement"), and is hereby incorporated into and made a part of the Agreement:

    1. The names of the Portfolios, wherever such references shall appear in the Agreement or the amendments thereto, shall be re-designated as follows:

   Prior Designation                                             New Designation
   -----------------                                             ---------------
   Money Market Portfolio                                        Maxim Money Market Portfolio
   Bond Portfolio                                                Maxim Bond Portfolio
   Investment Grade Corporate Bond Portfolio                     Maxim Bond Index Portfolio
   U.S. Government Securities Portfolio                          Maxim U.S. Government Securities Portfolio
   U.S. Government Mortgage Securities Portfolio                 Maxim U.S. Government Mortgage Securities Portfolio
   Short-Term Maturity Bond Portfolio                            Maxim Short-Term Maturity Bond Portfolio
   Corporate Bond Portfolio                                      Maxim Loomis Sayles Corporate Bond Portfolio
   Small-Cap Value Portfolio                                     Maxim Ariel Small-Cap Value Portfolio
   Small-Cap Aggressive Growth Portfolio                         Maxim Loomis Sayles Small-Cap Value Portfolio
   Small-Cap Index Portfolio                                     Maxim Index 600 Portfolio
   MidCap Portfolio                                              Maxim Ariel MidCap Value Portfolio
   MidCap Growth Portfolio                                       Maxim T. Rowe Price MidCap Growth Portfolio
   Blue Chip Portfolio                                           Maxim Founders Growth & Income Portfolio
   Stock Index Portfolio                                         Maxim Stock Index Portfolio
   Value Index Portfolio                                         Maxim Value Index Portfolio
   Growth Index Portfolio                                        Maxim Growth Index Portfolio
   International Equity Portfolio                                Maxim Templeton International Equity Portfolio
   Foreign Equity Portfolio                                      Maxim Foreign Equity Portfolio

    2. Article II, Section A is amended by adding the following:

    As compensation for its services with respect to the Fund, the Adviser receives monthly compensation at the annual rate of 1.30% of the average daily net assets of the Maxim Dreyfus Global Bond Portfolio; 1.00% of the average daily net assets of each of the Maxim Index European and Maxim Index Pacific Portfolios; 0.50% of the Maxim Bond Index Portfolio; 0.60% of the Maxim Index 400 Portfolio; and 0.10% of the average daily net assets of each of the Maxim 401(k) Aggressive Profile, Maxim 401(k) Moderately Aggressive Profile, Maxim 401(k) Moderate Profile, Maxim 401(k) Moderately Conservative Profile and Maxim 401(k) Conservative Profile Portfolios.


    3. Article II Section B is amended by deleting the first clause of the second paragraph thereof and substituting the following:

     With respect to the Maxim Ariel Small-Cap Value, Maxim Ariel MidCap Value, Maxim Loomis Sayles Small-Cap Value, Foreign Equity, Maxim T. Row Price Equity/Income, Maxim INVESCO Small-Cap Growth, Maxim INVESCO ADR, Maxim Templeton International Equity, Maxim T. Rowe Price MidCap Growth, Maxim Founders Blue Chip, Maxim Index European and Maxim Index Pacific
     Portfolios:


    4. Article II, Section C is amended by adding the following:

    Notwithstanding the second paragraph of Section B, above, with respect to the following Portfolios of the Fund the Adviser shall pay Expenses which exceed an annual rate of: 1.20% of the average daily net assets of the Maxim Index European and Maxim Index Pacific Portfolios.


         IN WITNESS WHEREOF, the parties hereto have caused this amending agreement to be executed in duplicate, in their names and on their behalf by and through their duly authorized officers as of the 26th day of July, 1999.

                                                    MAXIM SERIES FUND, INC.


Attest:   /s/ Beverly A. Byrne                      By: /s/ J.D. Motz
Name:    Beverly A. Byrne                  Name:  J.D. Motz
                                                    Title:  President

                                                   G W CAPITAL MANAGEMENT, INC.


Attest: /s/ D.G. McLeod                             By:  /s/ J.T. Hughes
Name:    D.G. McLeod                                Name:  J.T. Hughes
                                                    Title:  President

                                              SUB-ADVISORY AGREEMENT


         SUB-ADVISORY AGREEMENT (herein "the Agreement" or "this Agreement") made this _________ day of _______________, 1999 by and between GW Capital Management, LLC, a Colorado limited liability company registered as an investment adviser under the Investment Advisers Act of 1940 ("the Adviser"), Pareto Partners, an English Partnership registered as an investment adviser under the Investment Advisers Act of 1940 ("the Sub-adviser"), and Maxim Series Fund, Inc., a Maryland corporation and an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended ("Maxim" and the "1940 Act"), this Agreement embodying the arrangement whereby the Sub-adviser will act as an investment adviser to the Maxim Global Bond Portfolio (the "Portfolio"), in conjunction with the Adviser, as follows:


                                                     ARTICLE I
                                                     Preamble

         Maxim entered into an Investment Advisory Agreement with the Adviser, a copy of which is attached hereto as Appendix A. This advisory agreement and all amendments thereto are hereinafter referred to as "the GW Agreement." In the GW Agreement, the Adviser agreed to act as adviser to and manager of Maxim. In that capacity it agreed to manage the investment and reinvestment of the assets of any Portfolio of Maxim in existence or created in the future and to administer Maxim's affairs. The Adviser wishes to obtain assistance with respect to its aforesaid advisory and management role with respect to the Portfolio only to the extent described herein, and Maxim by this Agreement agrees to such arrangement.
         The Sub-adviser is regulated by the Investment Management Regulatory Organization Limited ("IMRO") (and the expression IMRO shall include its successor for the time being responsible for the regulation of the Sub-adviser) and subject to the rules of IMRO ("the IMRO Rules") in the conduct of its investment business. The Sub-adviser is authorized under the Financial Services Act 1986 and permitted by IMRO to provide discretionary management and investment advisory services.
         The services provided by the Sub-adviser under this agreement will be covered by the provisions of the Investment Advisers Act of 1940.


                                                    ARTICLE II
                                             Duties of the Sub-adviser
         The Adviser hereby employs the Sub-adviser to act with the Adviser as investment advisers to and managers of the Portfolio, and, subject to the review of the Board of Directors of Maxim ("the Board"), to manage the investment and reinvestment of the assets of the Portfolio and to administer its affairs, for the period and on the terms and conditions set forth in this Agreement. The Sub-adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation provided for herein. The Sub-adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized by this Agreement or otherwise, have no authority to act for or represent Maxim in any way or otherwise be deemed an agent of Maxim.
A.       Investment Sub-Advisory Services.
         In carrying out its obligations to assist in managing the investment and reinvestment of the assets of the Portfolio, the Sub-adviser shall, when appropriate and consistent with the limitations set forth in Section B hereof:
                  (a) perform research and obtain and evaluate pertinent economic, statistical, and financial data relevant to the investment policies of the Portfolio;
                  (b) consult with the Adviser and with the Board and furnish to the Adviser and the Board recommendations with respect to an overall investment plan for the Portfolio for approval, modification, or rejection by the Board;
                  (c) seek out specific investment opportunities for the Portfolio, consistent with an overall investment plan approved by the Adviser and the Board;
                  (d) take such steps as are necessary to implement any overall investment plan approved by the Board for the Portfolio, including making and carrying out decisions to acquire or dispose of permissible investments as set forth in Maxim's Registration Statement, management of investments and any other property of the Portfolio, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments, consulting as appropriate with the Adviser;
                  (e) regularly report to the Adviser and the Board with respect to the implementation of any approved overall investment plan and any other activities in connection with management of the assets of the Portfolio;

          (f) communicate as appropriate to the Adviser the purchases and sales within the Portfolio;

          (g) arrange with the applicable broker or dealer at the time of the purchase or sale of investments or other assets of the Portfolio for the appropriate delivery of the investment or other asset; (h) report monthly in writing to the Adviser and report at least annually in person to the Board with respect to the implementation of the approved investment plan and any other activities in connection with management of the assets of the Portfolio;

                  (i)   maintain  all  records,   memoranda,   instructions   or
authorizations relating to the acquisition or disposition of investments or other assets of the Portfolio required to be maintained by Sub-adviser;
                  (j) arrange with the Investment Operations Department of the Adviser an administrative process which permits the Adviser to appropriately reflect in its daily determination of unit values, the expenses that will be borne directly by the Portfolio and which are incurred as a result of providing investment management services to the Portfolio.
         In connection with the rendering of the services required to be provided by the Sub-adviser under this Agreement, the Sub-adviser may, to the extent it deems appropriate and subject to compliance with the requirements of applicable laws and regulations, and upon receipt of written approval of Maxim, make use of its affiliated companies, if any, and their employees; provided that the Sub-adviser shall supervise and remain fully responsible for all such services in accordance with and to the extent provided by this Agreement.
         It is understood that any information or recommendation supplied by the Sub-adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser in connection with the Portfolio.
         The Adviser will continue to provide all of the services described in the GW Agreement other than the services described above which have been delegated to the Sub-adviser in this Agreement.
         If, in the judgment of the Sub-adviser, the Portfolio would be benefited by supplemental investment research from other persons or entities, outside the context of brokerage transactions referred to in Article IV hereof, the Sub-adviser is authorized to obtain, and pay at its own expense, for such information.

          All assets of the Portfolio will be held by the Custodian. The Sub-adviser will not hold or take responsibility for any money or assets belonging to the Adviser or to Maxim or to the Portfolio.

B.       Limitations on Advisory Services.
         The Sub-adviser shall perform the services under this Agreement subject to the review of the Adviser and the Board and in a manner consistent with the investment objectives, policies, and restrictions of Maxim as stated in its Registration Statement, as amended from time to time, filed with the Securities and Exchange Commission, its Articles of Incorporation and Bylaws, as amended from time to time, and the provisions of the 1940 Act.
         Maxim has furnished or will furnish the Sub-adviser with copies of Maxim's Registration Statement, Prospectus, Articles of Incorporation, and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish the Sub-adviser with copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Sub-adviser will be entitled to rely on all documents furnished by Maxim.


                                                    ARTICLE III
                                          Compensation of the Sub-adviser

         A.       Investment Advisory Fee.
The Adviser, and not Maxim, will pay the "NAV Fee", set forth in Schedule A, on the last day of each month as monthly compensation to the Sub-adviser for the services rendered by the Sub-adviser with respect to the Portfolio. These fees are based on an annual percentage of the total of assets of the Portfolio.
         B.       Allocation of Expenses.
         The Sub-adviser shall be responsible for all expenses incurred in performing the services set forth in Article II hereof. These expenses include only the costs incurred in providing sub-advisory services pursuant to this Agreement (such as compensating and furnishing office space for officers and employees of the Sub-adviser connected with investment and economic research, trading (excluding brokerage commissions, dealer spreads and exchange and other transaction-based fees), and investment management of the Portfolio).
         As described in the GW Agreement, Maxim and/or the Adviser pays all other expenses incurred in the operation of the Portfolio and all of its general administrative expenses.


                                                    ARTICLE IV
                                       Portfolio Transactions and Brokerage

         The Sub-adviser agrees to determine the securities to be purchased or sold by the Portfolio, subject to the provisions of Article II regarding coordination with and supervision by the Adviser and Maxim's Board of Directors, and to place orders pursuant to its determinations, either directly with the issuer, with any broker dealer or underwriter that specializes in the securities for which the order is made, or with any other broker or dealer selected by the Sub-adviser, subject to the following limitations.
         The Sub-adviser is authorized to select the brokers or dealers that will execute the purchases and sales of Portfolio securities for the Portfolio and will use its best efforts to obtain the most favorable net results and execution of the Portfolio's orders, taking into account all appropriate factors, including price, dealer spread or commission, if any, size of the transaction, difficulty of the transaction, and potentiality of market movement.
         The Sub-adviser is specifically authorized to allocate brokerage and principal business to firms that provide such services or facilities and to cause Maxim to pay a member of a securities exchange or any other securities broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Sub-adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services (as such services are defined in Section 28(e) of the Securities Exchange Act of 1934) provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Sub-adviser's over-all responsibilities with respect to the accounts as to which it exercises investment discretion (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934). The Sub-adviser shall regularly report to the Adviser and the Board with respect to the brokerage commissions incurred by the Portfolio for the purchases and sales of its Portfolio securities. The Adviser and the Board will review the amount of such brokerage commissions and consult with the Sub-adviser in that regard.


                                                     ARTICLE V
                                           Activities of the Sub-adviser

         The services of the Sub-adviser to the Adviser and Maxim under this Agreement are not to be deemed exclusive and the Sub-adviser will be free to render similar services to others so long as the Sub-adviser fulfills its rights and obligations under this Agreement. It is understood that Directors, officers, employees and shareholders of Maxim are or may become interested in the Sub-adviser, as Directors, officers, employees or shareholders or otherwise, and that Directors, officers, employees or shareholders of the Sub-adviser are or may become similarly interested in Maxim, and that the Sub-adviser is or may become interested in Maxim as shareholder or otherwise.
         It is agreed that the Sub-adviser may use any supplemental investment research obtained for the benefit of the Portfolio in providing investment advice to its other investment advisory accounts. The Sub-adviser or its affiliates may use such information in managing their own accounts. Conversely, such supplemental information obtained by the Sub-adviser for the benefit of the Sub-adviser or other entities advised by the Sub-adviser may be considered by and may be useful to the Sub-adviser in carrying out its obligations to the Adviser and Maxim.
         Securities held by the Portfolio may also be held by separate accounts or other mutual funds for which the Sub-adviser or its affiliates act as an adviser or Sub-adviser, or by the Sub-adviser or its affiliates. Because of different investment objectives or other factors, a particular security may be bought by the Sub-adviser or its affiliates or for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for the Portfolio or other entities for which the Sub-adviser or its affiliates act as investment adviser or Sub-adviser or for their advisory clients arise for consideration at or about the same time, the Adviser and Maxim agree that the Sub-adviser may make transactions in such securities, insofar as feasible, for the respective entities and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Sub-adviser during the same period may increase the demand for securities being purchased or the supply of securities being sold, the Adviser and Maxim recognize that there may be an adverse effect on price.
         It is agreed that, on occasions when the Sub-adviser deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other accounts or companies, it may, to the extent permitted by applicable laws and regulations, but will not be obligated to, aggregate the securities to be so sold or purchased for other accounts or companies in order to obtain favorable execution and low brokerage commissions. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolio and to such other accounts or companies.


                                                    ARTICLE VI
                                          Effectiveness of the Agreement

         The Agreement shall not become effective (and the Sub-adviser shall not serve or act as investment adviser) unless and until it is approved by the Board of Directors of Maxim including a majority of Directors who are not parties to this Agreement or interested persons of any such party to this Agreement; and this Agreement shall come into full force and effect on the date on which all of these conditions are met.


                                                    ARTICLE VII
                                         Term of the Agreement; Amendment

         The Agreement shall remain in effect until two years from the date first above-written and shall continue so long as such continuance is annually approved thereafter (a) by the vote of a majority of the Board of Directors of Maxim, or by vote of a majority of the outstanding shares of the Portfolio, and
(b) by the vote of a majority of the members of the Board, who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In connection with such approvals, the Board shall request and evaluate, and the Sub-adviser shall furnish, such information as may be reasonably necessary to evaluate the terms of this Agreement. This Agreement:
         (a) shall not be terminated by the Sub-adviser without sixty days prior written notice; (b) shall be subject to termination, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities of the Portfolio, on sixty days written notice to the Sub-adviser; (c) may be amended only by a written instrument signed by Maxim, the Adviser and the Sub-adviser;
provided that no material amendment of this Agreement shall be effective without specific approval of such amendment by (i) the Board, including a majority of those Directors who are not parties to this Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the outstanding shares of the Portfolio; and
         (d) shall automatically terminate upon assignment of this Agreement by either party (as the term "termination" is defined in Section 2(a)(4) of the 1940 Act).
         In addition,
         (e) the Sub-adviser shall upon termination be entitled to receive fees up to the effective date of termination and shall prepare and submit an invoice calculated on a pro rata basis.
         (f) termination shall be without prejudice to the accrued rights of the parties and to the completion of transactions in the Portfolio already initiated at the effective time of the termination and the Sub-adviser may charge and the Adviser shall pay any additional expenses necessarily incurred in terminating this Agreement and any losses necessarily realized in settling or concluding outstanding obligations.
         (g) upon written instruction from the Adviser upon termination, the Sub-adviser may enter into binding transactions on behalf of Maxim to eliminate open forward foreign exchange transactions, such transactions having value dates beyond the effective date of termination.
         The Sub-advisor is organized as a partnership. The Sub-adviser will notify the Adviser and Maxim of any change in its membership not constituting an assignment of this Agreement within a reasonable time after such change.


                                                   ARTICLE VIII
                                                   Recordkeeping

         The Sub-adviser agrees that all accounts and records which it maintains for the Portfolio shall be the property of Maxim and that it will surrender promptly to the designated officers of Maxim any or all such accounts and records upon request. The Sub-adviser further agrees to preserve for the period prescribed by the rules and regulations of the Securities and Exchange Commission all such records as are required to be maintained pursuant to said rules. The Sub-adviser also agrees that it will maintain all records and accounts regarding the investment activities of Maxim in a confidential manner. All such accounts or records shall be made available, within five (5) business days of the request, to Maxim's accountants or auditors during regular business hours at the Sub-adviser's offices upon reasonable prior written notice; provided, however, that the Sub-adviser shall be permitted to keep such records or copies thereof for such periods of time as are necessary to comply with the rules and regulations of the Securities and Exchange Commission or other applicable provisions of state or federal law as well as the laws and regulations stipulated by the relevant authorities of England. In addition, the Sub-adviser will provide any materials, reasonably related to the investment sub-advisory services provided hereunder, as may be reasonably requested in writing by the Directors or officers of Maxim or as may be required by any governmental agency or self-regulatory organization having jurisdiction.
                                                    ARTICLE IX
                                           Liability of the Sub-adviser

         In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties on the part of the Sub-adviser or its officers, Directors, employees, controlling persons, shareholders, and any other person or entity affiliated with the Sub-adviser, neither the Sub-adviser nor any of its officers, Directors, employees, controlling persons, shareholders or any other person or entity affiliated with the Sub-adviser shall be subject to liability to Maxim or to any shareholder or the Adviser for any act or omission in the course of, or connected with, rendering services pursuant to this Agreement, including without limitation any error of judgment or mistake of law or for any loss suffered by Maxim or any shareholder in connection with the matters to which this Agreement relates. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith and, therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which Maxim or any shareholder of Maxim may have under any federal securities laws. The Sub-adviser shall not be liable for the acts and omissions of any independent contractor used by it nor for those of any bank, trust company, broker or other person with whom or into whose hands any monies, shares of Maxim, or securities and investments may be deposited or come, pursuant to the provisions of this Agreement.


                                                     ARTICLE X
                                                  Indemnification

         Subject to Article IX, the Sub-adviser agrees and undertakes to hold the Adviser harmless and to indemnify and protect the Adviser from and against any and all lawsuits or other claims brought against the Adviser as a result of the activities of the Sub-adviser under this Agreement, including the activities of the Sub-adviser's officers and Directors, agents, employees, controlling persons, shareholders, and any other person or entity affiliated with the Sub-adviser or retained by it to perform or assist in the performance of its obligations under this Agreement; provided, however, that in no event is Sub-adviser's indemnity in favor of Adviser deemed to protect Adviser against any liability to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under this Agreement or the GW Agreement.
         The Adviser agrees and undertakes to hold the Sub-adviser harmless and to indemnify and protect the Sub-adviser from and against any and all lawsuits or other claims brought against the Sub-adviser as a result of the activities of the Adviser under this Agreement and the GW Agreement, including the activities of the Adviser's officers, Directors, agents, employees, controlling persons, shareholders, and any other person or entity affiliated with the Adviser or retained by it to perform or assist in the performance of its obligations under this Agreement or the GW Agreement; provided, however, that in no event is Adviser's indemnity in favor of Sub-adviser deemed to protect Sub-adviser against any liability to which the Sub-adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under this Agreement.

                                               ARTICLE XI
                         Agreements, Representations and Indemnification
                                  Related to Disclosure Documents

         A. The Sub-adviser will cooperate with Maxim and the Adviser in connection with the registration or qualification of units of the Portfolio for offer and sale under the securities or Blue Sky laws of such jurisdictions as Maxim may request and will cooperate with the preparation of the Disclosure Documents (as defined in Article XI.C. below). Maxim and the Adviser will provide the Sub-adviser with copies of all Disclosure Documents prior to distribution to investors or submission to governmental bodies or self-regulatory organizations and will incorporate its reasonable comments relating to the description of, or services to be provided by, the Sub-adviser or its affiliates, or relating to the description of the investment objectives and policies of the Portfolio.
         B. Maxim and the Adviser, jointly and severally, represent and warrant to the Sub-adviser that the Disclosure Documents will fully comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the 1940 Act, and other applicable laws, and the Disclosure Documents at all such times will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements or omissions in the Disclosure Documents made in reliance upon information furnished to Maxim or the Adviser in writing by the Sub-adviser which Maxim or the Adviser had informed the Sub-adviser was to be used, or which the Sub-adviser had acknowledged was to be used, in the particular Disclosure Document. Maxim and the Adviser will notify the Sub-adviser promptly of the happening of any event which in the judgment of Maxim or the Adviser makes any statement made in the Disclosure Documents untrue in any material respect or requires the making of any changes in the Disclosure Documents in order to make the statements therein, in the light of circumstances under which they were made, not misleading in any material respect.
         The Sub-adviser represents and warrants to Maxim and the Adviser that the information furnished in writing by it which Maxim has informed it is to be used, or which the Sub-adviser has acknowledged is to be used, in a particular Disclosure Document, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as required by the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the 1940 Act and other applicable laws. The Sub-adviser will notify Maxim and the Adviser promptly of the happening of any event which in the judgment of the Sub-adviser makes any statement made in the Disclosure Documents untrue in any material respect or requires the making of any changes in the Disclosure Documents in order to make the statements therein, in the light of circumstances under which they were made, not misleading in any material respect, except that the Sub-adviser need only make such notification with respect to information in the Disclosure Documents based upon information furnished in writing to Maxim or the Adviser by the Sub-adviser which Maxim had informed the Sub-adviser was to be used, or which the Sub-adviser had acknowledged was to be used, in the particular Disclosure Statement.
         C. Notwithstanding Article X to the contrary, Maxim and the Adviser, jointly and severally, agree to hold harmless the Sub-adviser, its directors, managers and officers (each such person a "Sub-adviser Indemnified Party"), and each person, if any, who controls the Sub-adviser within the meaning of either
Section  15 of the  Securities  Act of 1933,  as  amended,  or Section 20 of the
Securities Exchange Act of 1934, as amended, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in Maxim's Registration Statement or Prospectus, or any amendment or supplement thereto, or in any preliminary prospectus, any other communication with investors or any other submissions to governmental bodies or self-regulatory agencies filed or distributed on or subsequent to the date first above-written (such documents being herein referred to as "Disclosure Documents") or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to Maxim or the Adviser by the Sub-adviser which Maxim had informed the Sub-adviser was to be used, or which the Sub-adviser had acknowledged was to be used, in the particular Disclosure Document.
         If any action or proceeding (including any governmental investigation) shall be brought or asserted against the Sub-adviser Indemnified Party in respect of which indemnity may be sought from Maxim and the Adviser, the Sub-adviser Indemnified Party shall promptly notify Maxim and the Adviser in writing, and Maxim and the Adviser shall assume the defense thereof, including the employment of counsel satisfactory to the Sub-adviser and the payment of all expenses. The Sub-adviser Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of the Sub-adviser Indemnified Party unless (a) Maxim or the Adviser has agreed to pay such fees and expenses or (b) Maxim or the Adviser shall have failed to assume the defense of such action or proceeding and to employ counsel satisfactory to the Sub-adviser in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both the Sub-adviser Indemnified Party and Maxim or the Sub-adviser Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to any of them which are different from or additional to those available to Maxim or the Adviser (in which case, if the Sub-adviser Indemnified Party notifies Maxim and the Adviser in writing that it elects to employ separate counsel at the expense of Maxim and the Adviser, Maxim and the Adviser shall not have the right to assume the defense of such action or proceeding on behalf of the Sub-adviser Indemnified Party), it being understood, however, that Maxim and the Adviser shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Sub-adviser Indemnified Party, which firm shall be designated in writing by the Sub-adviser. Neither Maxim nor the Adviser shall be liable for any settlement of any such action or proceeding effected without their written consent, but if settled with their written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, Maxim and the Adviser agree to indemnify and hold harmless the Sub-adviser Indemnified Party from and against any loss or liability by reason of such settlement or judgment. It is understood that neither Maxim nor the Adviser may settle on behalf of the Sub-adviser without the consent of the Sub-adviser.
         Notwithstanding Article X to the contrary, the Sub-adviser agrees to indemnify and hold harmless Maxim and the Adviser, their directors, managers and officers, and each person, if any, who controls Maxim or the Adviser within the meaning of either Section 15 of the Securities Act of 1933, as amended, or
Section 20 of the Securities Exchange Act of 1934, as amended, to the same extent as the foregoing indemnity from Maxim and the Adviser to the Sub-adviser, but only with respect to information furnished in writing by it which Maxim or the Adviser had informed the Sub-adviser was to be used, or which the Sub-adviser had acknowledged was to be used, in the particular Disclosure Document unless: (1) such information subsequently ceased to be true and accurate; (2) Maxim and/or the Adviser had actual knowledge that the information ceased to be true and accurate; and (3) neither Maxim nor the Adviser informed the Sub-adviser of the change. In case any action or proceeding shall be brought against Maxim or the Adviser, their directors, managers or officers, or any such controlling persons, in respect of which indemnity may be sought against the Sub-adviser, the Sub-adviser shall have the rights and duties given to Maxim and the Adviser, and Maxim or the Adviser, their Directors, directors or officers, or such controlling persons shall have the rights and duties given to the Sub-adviser, by the preceding paragraph.
         D. The agreements, representations and indemnification contained in this Article XI shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Sub-adviser Indemnified Party or by or on behalf of Maxim or the Adviser, its directors, managers and officers, or any person controlling Maxim or the Adviser or (b) any termination of this Agreement.


                                        ARTICLE XII
                                         Non-Compete

         The Adviser and Sub-adviser acknowledge that, in the course of providing services under this Agreement, Sub-adviser may obtain information about current or prospective customers (hereinafter a "Customer") of Maxim or any affiliate of the Adviser. In the event said Customer ultimately utilizes Maxim or any affiliate of the Adviser as an investment product provider for any defined contribution plan offered by Customer, Sub-adviser agrees:
         (a) not to utilize any confidential information regarding the Customer and/or its employees' participation in such defined contribution plan(s) which Sub-adviser receives as result of providing services under this Agreement in non-Maxim business of Sub-adviser or any of its affiliates;
         (b) not to attempt to contact the Customer without prior notification to the Adviser; and (c) not to attempt to sell any mutual funds affiliated with the Sub-adviser directly to Customer on a stand-alone basis while Maxim Portfolios are included either directly or indirectly in the Customer's defined contribution plan(s).
         For purposes of this Section, defined contribution plan shall mean 401(k), 457 and 403(b) plans. The following situations are not subject to the provisions of this Section:

          (a) Customer has a pre-existing relationship with the Sub-adviser; or

     (b) The Sub-adviser or any of its affiliates makes its funds available to another defined contribution plan product provider and that product provider bids on the Customer's case using publicly available information.


                                                   Article XIII
                                                   Governing Law

         This Agreement shall be construed in accordance with the laws of the State of Colorado and the applicable provisions of the 1940 Act and the rules and regulations of the Securities and Exchange Commission thereunder, including such exemptions therefrom as the Securities and Exchange Commission may grant. Words and phrases used herein shall be interpreted in accordance with that Act and those rules and regulations. As used with respect to the Portfolio, the term "majority of the outstanding shares" means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. To the extent that the applicable laws of the State of Colorado conflict with applicable provisions of the 1940 Act as amended, or the rules and regulations thereunder, such Act, rules and regulations shall control.


                                                    ARTICLE XIV
                                                   Severability

         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.


                                                    ARTICLE XV
                                                   Counterparts

         This Agreement may be executed in any number of counterparts, and by separate parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.


                                                    ARTICLE XVI
                                                 Sales Literature

         The Adviser will not use the Sub-adviser's name in Portfolio sales literature without prior review and approval by the Sub-adviser, which will not be unreasonably withheld or delayed.


                                                   ARTICLE XVII
                                        Confidentiality and Data Protection

         (a) Each party will, during and after termination of this Agreement, keep confidential all information acquired in consequence of this Agreement relating to the business of the other parties except in relation to any such information which they may be obliged or required to disclose by compulsion or law or as required by any regulatory authority. For the avoidance of doubt, the Sub-adviser may, however, disclose that the Adviser is a client of the Sub-adviser. The Sub-adviser may state in its marketing materials that Maxim is one of its investment management clients and may state the benchmark against which the Portfolio's performance is measured. The Sub-adviser may also include the Portfolio's investment performance in its performance composites for purposes of calculating and marketing its investment performance.
         (b) The Sub-adviser may use personnel-related information concerning officers and employees of the Adviser and of Maxim (each "an Individual") acquired in consequence of this Agreement for internal business and client servicing purposes. The Sub-adviser may share this information with other group companies and its agents insofar as this is reasonably required in order to provide the services covered by this Agreement. An Individual has the right to request a copy of the information held by the Sub-adviser in its records in return for payment of a fee. An Individual also has the right to require the Sub-adviser to correct any inaccuracies in the information.
         (c) The Sub-adviser shall not be required to disclose or use for the benefit of the Adviser any confidential information relating to or acquired while providing discretionary management, advisory or other services to another client or to disclose or use any other information not known to the manager of the Portfolio even though it is known to an employee, director or agent of the Sub-adviser who does not provide services in relation to the Portfolio.
         (d) The Adviser and Maxim acknowledge that the Sub-adviser's investment strategies and techniques are confidential and proprietary and that neither of them will obtain any rights to the strategies and techniques by way of their relationship with the Sub-adviser.


                                                   ARTICLE XVIII
                                                    Complaints

         (a) The Adviser shall in the first instance refer any complaint to the Sub-adviser for the attention of its Compliance Officer.
         (b) The Adviser also has the right of complaint directly to the Investment Ombudsman as appointed by IMRO.
         (c) A statement is available on request of rights of compensation in the event that the Sub-adviser is unable to meet any liabilities to the Adviser. Such rights are only available to Private Customers.


                                                    ARTICLE XIX
                                                      Notices

         Any notice under this Agreement shall be in writing and shall be deemed given (a) upon person delivery, (b) on the relevant earliest business day after receipted delivery to a courier service that guarantees a minimum delivery period, under circumstances in which such guarantee is applicable or (c) on the earlier of delivery or three business days after mailing by United States certified mail if available, postage and fees prepaid, to the appropriate party at the address set forth below, or to such other address as the party so notifies the others in writing.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officials duly authorized, as of the day and year first above written.


                           GW CAPITAL MANAGEMENT, LLC



Witness  ________________________           By:
------------------------------
Name:    _________________________  Name: ____________________________
                                                     Title: _____________________________
                         Address: 8515 East Orchard Road
                               Englewood, CO 80111
                                 Attn: Secretary

                                                     PARETO PARTNERS



Witness:  ________________________        By:
-----------------------------
Name: __________________________    Name:  ___________________________
                                                     Title:  ____________________________
                           Address: 271 Regent Street
                                                                       London W1R 8PP
                                                                       UK
                                                                       Attn:

                                                     MAXIM SERIES FUND, INC.



Witness:  ________________________  By:
------------------------------
Name:  __________________________   Name:  ____________________________
                                                     Title:  _____________________________
                         Address: 8515 East Orchard Road
                               Englewood, CO 80111
                                 Attn: Secretary

                                                    SCHEDULE A
                                     Fee Scale for Maxim Global Bond Portfolio

                           Annual Fee                Assets
                           .55%                      First $25 million
                           .45%                      Next $50 million
                           .35%                      Next $175 million
                           .25%                      Assets over $250 million

Payment to the Sub-adviser will be made monthly by the Adviser based on the average daily net assets of the Portfolio during each month, calculated as set forth in the then current Registration Statement of Maxim. If this Agreement is terminated, the payment shall be prorated to the effective date of termination.